Exhibit 3.3

                        FORM OF CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                         OF DICOM IMAGING SYSTEMS, INC.
          -------------------------------------------------------------
                        Pursuant to Section 78.390 of the
                 General Corporation Law of the State of Nevada
          -------------------------------------------------------------

         The undersigned President and Secretary of Dicom Imaging Systems, Inc., a Nevada corporation (the "Corporation"), hereby certify as follows:

         FIRST: The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article I of the Articles of Incorporation so that, as amended, the First Article shall state:

"First:  Name

         The name of the corporation is Reality Wireless Networks, Inc. (the "Corporation")."

         SECOND: The number of shares of outstanding and entitled to vote on an amendment of the Articles of Incorporation is 26,632,653 shares of common stock. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

         IN WITNESS WHEREOF AND UNDER PENALTY OF PERJURY, Dicom Imaging Systems, Inc. has signed this Certificate of Amendment of Articles of Incorporation to be signed by its President and Secretary this 21st day of November, 2001.

                                            DICOM IMAGING SYSTEMS, INC.



                                            By: _____________________________
                                                Dr. David Gane,
                                                President and Secretary